Exhibit 99.1

Agrify Announces 1-For-20 Reverse Stock Split

BILLERICA, Mass., July 3, 2023 (GLOBE NEWSWIRE) -- Agrify Corporation (Nasdaq:AGFY) (“Agrify” or the “Company”), a leading provider of innovative cultivation and extraction solutions for the cannabis industry, today announced that the Company’s Board of Directors approved a 1-for-20 reverse stock split, to be effective as of 12:01 a.m. on Wednesday, July 5, 2023. The Company’s common stock will open for trading on the Nasdaq Capital Market on Wednesday, July 5, 2023 on a split-adjusted basis under the current trading symbol “AGFY.” The reverse stock split is intended to increase the per share trading price of the Company’s common stock to enable the Company to satisfy the minimum bid price requirement for continued listing on the Nasdaq Capital Market.

The 1-for-20 reverse stock split will automatically convert 20 current shares of Agrify’s common stock into one new share of common stock. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fractional share of Agrify’s common stock will receive a whole share in lieu thereof. The reverse stock split will reduce the number of shares of outstanding common stock from approximately 32,458,929 shares to approximately 1,622,947 shares. Proportional adjustments also will be made to the exercise prices of Agrify’s outstanding stock options, warrants, shares held back in connection with acquisitions and to the number of shares issued and issuable under Agrify’s equity incentive plans. The reverse stock split will proportionally reduce the number of authorized shares of common stock from 200,000,000 to 10,000,000, but will not change the par value of Agrify’s common stock.

Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”) will act as the exchange agent for the reverse stock split. Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to the respective individual brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split.

In connection with the reverse stock split, the CUSIP number for the Company’s common stock will change to 00853E305 as of 12:01 a.m. on Wednesday, July 5, 2023.

About Agrify (Nasdaq:AGFY)

Agrify is a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce high quality products with unmatched consistency, yield, and ROI at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding compliance with the minimum bid price requirement and other applicable Nasdaq continued listing standards and the effect of the reverse stock split, including the estimated number of shares of common stock outstanding after effecting the reverse stock split. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Agrify has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2021 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Company Contacts

Investor Relations and Media Inquiries

Caitlin Bricker
Chief of Staff

caitlin.bricker@agrify.com
(617) 733-0584

Source: Agrify